March 12, 2021 Dov Gottlieb, Esq. Dear Dov: Varonis Systems, Inc. (the "Company") is pleased to offer you the position of Vice President & General Counsel of the Company. This letter embodies the terms of our offer of employment to you (the “Offer Agreement”). You will commence employment with the Company on or about the date that is thirty (30) days following the date that you provide notice of your intention to withdraw from the law firm at which you are currently a partner, which notice to withdraw shall be provided by you within two (2) business days following the date of execution of this Offer Agreement (such employment start date, the “Start Date”). Your principal place of employment will be the Company’s headquarters in New York City, New York; however, you acknowledge and agree that the performance of your duties hereunder may require domestic and international travel and you agree to perform such travel as may be necessary to fulfill your duties hereunder. You may work remotely in accordance with Company policy in effect from time to time. As Vice President & General Counsel, you will report directly to Guy Melamed, the Company’s Chief Financial Officer and Chief Operating Officer (the “CFO/COO”), or his successor in such positions, but this reporting relationship may be changed by the Board of Directors of the Company (the “Board”) from time to time in its sole discretion. This position is a full-time position. You shall also render such services as may be reasonably required with respect to the Company’s subsidiaries and affiliates. You shall devote all of your working time and use your best efforts to promote the interests of the Company during your employment. You agree that you will not assume, directly or indirectly, any additional professional obligations unrelated to the Company whether or not such obligation is rendered for any gain or you receive any compensation therefrom. You shall use your best efforts to protect the good name of the Company and shall not perform any act that may bring the Company into disrepute. You agree that you shall immediately notify the Company of any actual or potential personal interest in any of the Company’s businesses or of any conflict of interest that may arise with respect to your employment with the Company. You shall not, directly or indirectly, accept any commission, rebate, discount, or gratuity, in cash or in kind, from any third party which has or is likely to have a business relationship with the Company. You will be indemnified for your services hereunder in accordance with Company policy in effect from time to time. Your base salary will be $20,833.33 per pay period, which calculates to an annualized amount of $500,000 per year (the "Annual Base Salary"), which will be paid semi-monthly in arrears in accordance with the Company’s normal payroll procedures and will be subject to the usual, required withholding. In addition, you will be eligible to receive an annual bonus of $200,000 conditional on meeting the Company’s goals as well as the personal annual goals to be determined by the Company (i) as soon as practicable after the start of your employment and (ii) after the start of each calendar year after 2021, prorated for calendar year 2021 (based on the number of days that you are employed during calendar year 2021 divided by 365). Your DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 2 of 21 entitlement to the Annual Bonus shall be conditioned on you remaining continuously employed through the date of payment of the Annual Bonus, which shall be paid within thirty (30) days following the Board meeting approving the Company’s Form 10-K for the calendar year in respect of which such Annual Bonus payment has been earned. Your Annual Base Salary and Annual Bonus will be subject to annual review for potential adjustment by the Compensation Committee of the Board (the “Compensation Committee”). As part of your employment, the Company is offering you to be a part of its success in the future by granting you restricted stock units (“RSUs”) of the Company to be awarded pursuant to the 2013 Omnibus Stock Incentive Plan (the “Plan”), subject to the approval of the Compensation Committee at the first meeting of the Compensation Committee following the Start Date. The number of RSUs that will be granted to you (the “Initial Grant”) shall be equal to a total gross value on the grant date of $4,500,000 divided by the higher of: (i) Varonis share price at the close of business (“COB”) on the grant date; or (ii) 70% of the Company’s share price at the COB on the date your Offer Agreement was signed by the Company and you. Subject to your continued employment with the Company, at the first meeting of the Compensation Committee following each of the first and second anniversaries of the Start Date, you will be granted RSUs with each such grant having a value of $2,700,000 as determined by the Compensation Committee (collectively, the “Subsequent Grants”). Each grant of the RSUs will be subject to four years’ ratable vesting commencing on such date as determined by the Compensation Committee, as well as other terms and conditions set forth in the Plan and in the standard RSU agreement to be executed by you at the time of each grant, which will govern your rights and obligations with respect to such awards. If you are involuntarily terminated by the Company without Cause at any time before you are fully vested in the Initial Grant, the then unvested portion of the Initial Grant shall be fully and immediately vested upon such termination of employment. If you are involuntarily terminated by the Company (or its successor) without Cause at any time within twelve months following a Change in Control (as such term is defined in the Plan), you shall be fully and immediately vested in the unvested portion of the Subsequent Grants upon such termination of employment. If you terminate your employment with the Company for Good Reason, 25% of your Initial Grant shall be fully and immediately vested upon such termination of employment (in addition to any portion of the Initial Grant already vested prior to such date of termination). For the avoidance of doubt, you will not receive additional vesting with respect to the Subsequent Grants by reason of a termination for Good Reason. For the purposes of this agreement, “Cause” means (i) an act of dishonesty made by you in connection with your responsibilities as an employee which is materially injurious to the financial condition or business reputation of the Company; (ii) your conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) your gross misconduct; (iv) your willful unauthorized use or disclosure of any proprietary information or trade secrets of the Company; (v) your willful and material violation of any written policies of the Company; (vi) your material breach of any obligations under any material written agreement or covenant with the Company; or (vii) your continued failure to perform your employment duties after you have received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that you have not substantially performed your duties. DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 3 of 21 For the purposes of this Agreement, “Good Reason” means the occurrence, without your express prior written consent, of any of the following circumstances, unless such circumstances are corrected by the Company within thirty (30) days following written notification by you (which written notice must be delivered within thirty (30) days following the date you become aware of the occurrence of such circumstances) that you intend to terminate your employment for one of the reasons set forth below: (i) any material reduction in your title, duties, authorities, or responsibilities; (ii) any material breach by the Company of any agreement between the Company and you; (iii) any material reduction in your Annual Base Salary (including, once your Annual Base Salary is increased, any material reduction in your Annual Base Salary below such increased amount) other than, in each case, an across-the-board reduction that applies to all employees or solely to senior executives of the Company; or (iv) any relocation of your principal place of employment to a location more than fifty (50) miles outside of the Company’s headquarters in New York, New York. We will reimburse you for reasonable and necessary expenses incurred by you in furtherance of our business in accordance with Company policy in effect from time to time. All expenses claimed are subject to the review and approval of the COO/CFO. As an employee of the Company, you will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other employees of the Company, including, without limitation, medical, dental, and other benefits such as a 401(k) plan and the Company’s vacation/ paid time off policy. You should note that the Company may modify or terminate benefits from time to time as it deems necessary or appropriate. As a Company employee, you shall abide by all Company rules, policies and procedures. You shall as a condition of employment sign and comply with the attached Proprietary Information and Inventions Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information. We also ask that, if you have not already done so, you disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company’s understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company unless otherwise expressly agreed to hereunder or as otherwise agreed in writing by the Board. Similarly, you agree not to bring any third-party confidential information to the Company, including that of your former employer, and that you will not in any way utilize any such information in performing your duties for the Company. We wish to advise you that our benefits, payroll, and other human resource management services are provided through Insperity, Inc., a professional employer organization. As a result of our arrangement with Insperity, Insperity will be considered your employer of record for these DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 4 of 21 purposes and your managers here at the Company will be responsible for reviewing your performance, setting your schedule, and otherwise directing your work at the Company. This offer is subject to your submission of an I-9 form and satisfactory documentation respecting your identification and right to work in the United States of America on your first day of employment. The Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. Your job offer, therefore, is contingent upon a clearance of such a background investigation and/or reference check, if any. If you do not pass the background check, this offer of employment will be rescinded and your employment will be terminated immediately without additional compensation, subject to applicable law. In addition, you hereby authorize the Company to use, reuse, and to grant others the right to use and reuse your name, photograph, likeness (including caricature), voice, biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video, and digital, or other electronic media), both during and after your employment, for purposes relating to the Company’s business. Your employment with the Company is an at-will relationship. As an at-will employee, you may terminate your employment at any time, for any or no reason with notice to the Company, upon eight (8) weeks’ advance written notice. The Company may terminate your employment at any time, for any or no reason, with or without cause, or advance notice. As an employee, you may receive from the Company, from time to time, certain equipment and materials, such as a laptop computer, to be used by you in connection with your employment. You are required to keep such materials and equipment in a proper operating condition and use them with reasonable care. Upon termination of your employment you are required to return any and all such materials and equipment provided to you. In the event you fail to do so until the effective date of your termination, or at any time during your employment if the materials and/or equipment are damaged beyond the expected wear caused by regular, careful and reasonable use, the Company shall be allowed to set-off the cost of replacing and/or fixing such materials and/or equipment from any otherwise due amount the Company may owe you. The terms and conditions of employment set forth in this Offer Agreement including the “at will” employment arrangement described above set forth the terms of your employment with the Company and supersedes all our prior written and oral communication with you regarding employment with the Company and can only be modified by written agreement signed by the Company. You agree that you shall not disparage the Company, its directors or senior executive officers at any time during employment with the Company or thereafter. The foregoing shall not prevent you from testifying truthfully in any legal proceeding or government investigation or from providing performance reviews of colleagues if requested by the Company. During employment and thereafter, you shall no oppose, except on the basis of privilege, any judicial subpoena requesting you make yourself reasonably available to provide cooperation to DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 5 of 21 the Company in connection with any legal proceeding or government investigation in which you have knowledge based upon your services rendered for or on behalf of the Company or its subsidiaries or affiliates during your employment. The Company shall reimburse you for all expenses (including travel and lodging, if applicable) reasonably incurred in connection with providing such cooperation provided that you obtain advance approval in writing from the Company and provide documentation satisfactory to the Company of the expenses so incurred. If you wish to accept employment with the Company under the terms set out above, please sign and date this Offer Agreement and Proprietary Information and Inventions Agreement prior to March 16, 2021. If we do not receive your reply by the date as indicated, this offer is automatically rescinded. If you accept our offer, your first day of employment will be as noted above. Sincerely, [ Varonis Systems, Inc. By:_______________ Title:______________ Agreed and Accepted ________________________________________candidate-sign__ Dov Gottlieb [candidate-sign-date-1] Date: March ___, 2021 DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096 12 CHRO

Page 6 of 21 VARONIS SYSTEMS, INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT As a condition of my employment with Varonis Systems, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Varonis Systems, Inc. At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (this “Agreement”), subject to the terms of the Offer Agreement entered into on this same day, which terms shall control in the event of a conflict: 1. AT-WILL EMPLOYMENT SUBJECT TO THE TERMS AND CONDITIONS GOVERNING THE CONSEQUENCES OF MY TERMINATION AS SET FORTH IN MY OFFER AGREEMENT, I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF VARONIS SYSTEMS, INC. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, RESPONSIBILITIES, SALARIES AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY IN ITS SOLE DISCRETION. 2. CONFIDENTIALITY A. Definition of Confidential Information. I understand that “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), any information about employment conditions, employees, contractors or services providers, recruitment and retention policies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 7 of 21 information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment or other Company property. Confidential Information also includes, to the extent not included in the foregoing, all trade secrets of the Company. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by Company to me; (ii) becomes publicly known or made generally available after disclosure by Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by Company as shown by my then-contemporaneous written records. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages and working conditions of their employment, as protected by applicable law. B. Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of the President, CEO or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, CEO and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that as between the Company and myself, the Company retains all Confidential Information as the sole property of the Company I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. To protect the Company’s legitimate business interests, I understand that my obligations under this Section 2.B shall continue after termination of my employment and shall only terminate, with respect to particular Company Confidential Information, upon the earlier of (1) the date on which such information ceases to constitute Company Confidential Information under Section 2.A, and (2) with respect only to Company Confidential Information that does not constitute or ceases to constitute (through no wrongful action or omission by me) a “trade secret” under applicable law, thirty-six (36) months after termination of my employment. I understand that under applicable law, a “trade secret” includes, without limitation, any formula, pattern, device or compilation of information which is used in the Company’s business, and which gives Company an advantage or an opportunity to obtain an advantage, over competitors who do not know or use such information. Nothing in this Agreement shall limit or otherwise affect the statutory protection given to trade secrets or the applicability of state trade secret law. C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party. D. Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 8 of 21 customers, suppliers, licensors, licensees, partners or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. E. Defend Trade Secrets Act Claim Disclosure. This Agreement requires me to protect the Company Confidential Information against unauthorized disclosure. Pursuant to the Defend Trade Secrets Act of 2016, I may be authorized to disclose confidential, proprietary and trade secret information in two limited circumstances. First, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: in confidence to a federal, state or local official, either directly or indirectly, or to any attorney and such disclosure is made: (i) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a law suit or other proceeding if such filing is made under seal. Second, an individual may disclose trade secret information to an attorney for the purpose of filing a lawsuit for retaliation by an employer for reporting a suspected violation or law provided that any document containing the trade secret is filed under seal and the trade secret is not disclosed, except pursuant to court order. All other unauthorized disclosures are expressly prohibited without the Company’s consent. 3. OWNERSHIP A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 9 of 21 acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions. B. Pre-Existing Materials. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets that were conceived in whole or in part by me prior to my employment with the Company and to which I have any right, title or interest and which relate to the Company’s proposed business, products or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. I will inform the Company in writing before incorporating such Prior Inventions into any Invention or otherwise utilizing such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without the Company’s prior written permission. C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. D. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times. E. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 10 of 21 Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement. F. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable. 4. CONFLICTING OBLIGATIONS A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company. B. Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law. 5. RETURN OF COMPANY MATERIALS Upon separation from employment with the Company, on the Company’s earlier request during my employment, or at any time subsequent to my employment upon demand from the Company, I will immediately deliver to the Company, and will not keep in my possession, recreate DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 11 of 21 or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. I also consent to an exit interview to confirm my compliance with this Section 5. 6. TERMINATION CERTIFICATION Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement. 7. COVENANT NOT TO COMPETE AND NO SOLICITATION A. Covenant Not to Compete. I agree that during the course of my employment and for a period of twelve (12) months immediately following my termination of employment for any reason, whether such termination is initiated by the Company or me, I will not, directly or indirectly, without the prior written consent of the Company, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, contractor, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, creditor or otherwise in any other capacity for, (ii) own, purchase, organize, or take preparatory steps for the organization or competition of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, advise, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect competitive (including by planning or proposing to be competitive) with or otherwise similar to the Company's business; provided that this undertaking shall not preclude me from owning a stock interest not greater than 2% in a publicly traded company. Notwithstanding the preceding sentence, the Company has acknowledged to me that I may serve as a general counsel for another employer in the Company’s industry following my termination of employment with the Company provided that I do not do so for one of the Company’s direct competitors which have been most recently identified to me by the Company in writing prior to the date that notice of termination of employment is given either by the Company or me. The foregoing covenant shall cover my activities in every part of the world. Should I obtain other employment during my employment with the Company or within twelve (12) months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least five (5) business days prior to starting such employment. B. No Solicitation and No Interference. DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 12 of 21 (1) Non-Solicitation of Customers. I agree that during the course of my employment and for a period of twelve (12) months immediately following my termination of employment for any reason, whether such termination is initiated by the Company or me, I shall not, directly or indirectly, without the prior written consent of the Company, contact, or cause to be contacted, or engage in any form of oral, verbal, written, recorded, transcribed or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For the purposes of this Agreement, “Customer” shall mean all persons or entities that have used, inquired of or been solicited by me for the Company’s services at any time during the two-year period preceding the termination of my employment with the Company or about whom I have learned material non-public information. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company. (2) Non-Solicitation of Employees and Contractors. I agree that during the course of my employment and for a period of twelve (12) months immediately following my termination of employment for any reason, whether such termination is initiated by the Company or me, I shall not, directly or indirectly, without the prior written consent of the Company, whether or not such action is initiated by me: (i) solicit, encourage or attempt to solicit or encourage any employee or contractor of the Company to terminate such work relationship, (ii) solicit, encourage or attempt to solicit or encourage any employee or contractor of the Company to be employed by or provide services to any person or entity other than the Company, or (iii) hire, employ or engage any employee or contractor of the Company to work for a person or entity other than the Company. The foregoing obligations shall apply to any employee or contractor of the Company at the time my employment is terminated as well as any such individuals who, either coincident with or within twelve (12) months before the termination of my employment hereunder, terminated their employment or engagement with the Company. (3) Non-Interference With Business Relations. I agree that during the course of my employment and for a period of twelve (12) months immediately following the termination of my employment for any reason, whether such termination is initiated by the Company or me, I will not, directly or indirectly, without the prior written consent of the Company, whether or not such action is initiated by me: (i) do anything or attempt to do anything to discredit or otherwise injure the reputation or goodwill of the Company; (ii) solicit, induce, encourage or attempt to solicit, induce or encourage any party or any existing or prospective counterparty including, but not limited to, any franchisee, joint venture, supplier, vendor, contractor, advertiser, customer, employee, distributor, manufacturer or any other existing or prospective professional or business relation of the Company to not conduct business with the Company, divert away any business from the Company, or to cease, limit or reduce the level of business conducted between such business relation and the Company; or (iii) in any way interfere or attempt to interfere with the Company's relationship with any party or existing or prospective counterparty, including, but not limited to, any franchisee, joint venture, supplier, vendor, contractor, advertiser, customer, employee, distributor, manufacturer or any other existing or prospective professional or business relation of the Company. C. Acknowledgements. I acknowledge and agree that (1) the business in which the Company is engaged is intensely competitive, (2) my employment by the Company will DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 13 of 21 require me to have access to, and knowledge of, Company Confidential Information, which is of vital importance to the success of the Company, (3) I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company, (4) the disclosure or improper use of any Company Confidential Information could place the Company at a serious competitive disadvantage and could do it serious damage, financial and otherwise, (5) I will develop relationships with clients and business partners at the time and expense of the Company, (6) by my training, experience and expertise, my services to the Company are extraordinary, special and unique, (7) my fulfillment of the obligations contained in this Agreement is necessary to protect the Company Confidential Information and, consequently, to preserve the value and goodwill of the Company, (8) the time, geographic and scope limitations of my restrictive covenant obligations are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the international scope and nature of the Company’s business, and (9) I will not be precluded from gainful employment by abiding by the restrictions in this Agreement. D. Separate Covenants; Reformation. The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each country, city, county and state of any geographic area in the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. 8. NOTIFICATION OF NEW EMPLOYER In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement for two (2) years following termination of my employment. 9. CONFLICT OF INTEREST GUIDELINES I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment. 10. REPRESENTATIONS DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 14 of 21 Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith. 11. AUDIT I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, voicemail or documents that are used to conduct the business of the Company. All information, data and messages created, received, sent or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy and delete any of the information, data or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes. 12. ARBITRATION AND EQUITABLE RELIEF A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, CONTRACTOR, STOCKHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, COLLECTIVE OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 15 of 21 RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE OR FEDERAL LAW, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE NEW YORK STATE HUMAN RIGHTS LAW, THE NEW YORK CITY HUMAN RIGHTS LAW, IF APPLICABLE, THE NEW YORK LABOR CODE, THE NEW YORK WORKERS’ COMPENSATION LAW, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION, INC. (“AAA”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “AAA RULES”) IN NEW YORK COUNTY, NEW YORK. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW IN WHICH EVENT THE COMPANY SHALL PAY SUCH COSTS AND EXPENSES I WOULD NOT OTHERWISE HAVE HAD TO PAY IF THE CLAIM HAD BEEN RESOLVED IN A COURT OF LAW. I FURTHER UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY, IF HE OR SHE DEEMS APPROPRIATE, AWARD REASONABLE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY IN THE EVENT THE OPPOSING PARTY’S CLAIM WAS SUBSTANTIALLY UNJUSTIFIED AND UNREASONABLE, EXCEPT AS PROHIBITED BY LAW. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW AND UNLESS PROHIBITED BY LAW, THE ARBITRATOR SHALL NOT HAVE THE POWER TO AWARD PUNITIVE DAMAGES. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. C. Remedy. EXCEPT AS PROVIDED BY THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 16 of 21 PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. D. Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THIS AGREEMENT OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NON-COMPETITION, NON-SOLICITATION, NON-INTERFERENCE OR OTHER RESTRICTIVE COVENANTS. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT THE COMPANY HAS A GOOD FAITH BASIS FOR SEEKING INJUNCTIVE RELIEF, THE COMPANY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES. E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE NEW YORK STATE DIVISION OF HUMAN RIGHTS, THE NEW YORK CITY COMMISSION ON HUMAN RIGHTS (AS APPLICABLE), THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW. F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT. 13. PROTECTED RIGHTS. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission. I further understand that this Agreement does not limit my ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 17 of 21 Company. This Agreement does not limit my right to receive an award for information provided to any government agencies. 14. MISCELLANEOUS A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Delaware without regard to Delaware’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than Delaware. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New Castle County, Delaware for any lawsuit filed against me by the Company. B. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns; provided, however, that neither party shall assign, delegate or otherwise transfer any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock or otherwise. Any attempted assignment, delegation or other transfer in violation of this Section 13.B shall be null and void. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. C. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement. E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach. DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 18 of 21 G. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company. (SIGNATURE PAGE TO VARONIS SYSTEMS, INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT) [candidate-sign-date ________________________ Dov Gottlieb Date: March ____, 2021 DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096 12

Page 19 of 21 EXHIBIT A LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP Title Date Identifying Number or Brief Description If no inventions or improvements – leave blank and sign below. ___ Additional Sheets Attached ______________________ Dov Gottlieb Date: March ____, 2021 DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096 12

Page 20 of 21 EXHIBIT B VARONIS SYSTEMS, INC. TERMINATION CERTIFICATION This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Varonis Systems, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”). I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement. I further agree that, in compliance with the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, I will preserve as confidential and will not use or disclose without prior authorization any and all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees. I also agree that for twelve (12) months from this date, I will comply with the non- competition and non-solicitation provisions, as set forth in Paragraph 7 of the At Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement. After leaving the Company’s employment, I will be employed by _______________________________________________________________ in the position of _______________________________________________________________. Date: ____________________________________ Signature ____________________________________ Dov Gottlieb Address for Notifications: DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096

Page 21 of 21 EXHIBIT C VARONIS SYSTEMS, INC. CONFLICT OF INTEREST GUIDELINES It is the policy of Varonis Systems, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided: 1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement elaborates on this principle and is a binding agreement.) 2. Accepting or offering substantial gifts, excessive entertainment, favors or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company. 3. Participating in civic or professional organizations that might involve divulging confidential information of the Company. 4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement. 5. Initiating or approving any form of personal or social harassment of employees. 6. Investing or holding outside directorship in suppliers, customers or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company. 7. Borrowing from or lending to employees, customers or suppliers. 8. Acquiring real estate of interest to the Company. 9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist. 10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees. 11. Making any unlawful agreement with distributors with respect to prices. 12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity. 13. Engaging in any conduct that is not in the best interest of the Company. Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning. DocuSign Envelope ID: 4F1E4196-67CA-485E-8CF9-D2D5251AB096